Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.1 to Form S-1 Registration Statement under the Securities Act of 1933 of our report dated March 31, 2010, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, relating to the consolidated financial statements of Innovative Card Technologies, Inc., which appear in such Registration Statement.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York
May 27, 2010